SCHEDULE 14C INFORMATION
         Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934
                       (Amendment No. __)

[X]  Filed by the Registrant
[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Information Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Information Statement


                    FUTURE TECHNOLOGIES, INC.
                Commission File Number: 000-26347

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[  ] Fee computed on table below per Exchange Act Rules 14c-5(g)
and 0-11.

          1) Title of each class of securities to which transaction applies:_________________________________
          2)   Aggregate number of securities to which
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          applies:_____________________________________________
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          transaction computed pursuant to Exchange Act Rule 0-11
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          calculated and state how it was determined) : _______
          4)   Proposed maximum aggregate value of transaction:_____
          5)   Total fee paid:_________________________________

[  ] Fee paid previously with preliminary materials.
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the offsetting fee was paid previously.  Identify the previous
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                    FUTURE TECHNOLOGIES, INC.
                 11900 Wayzata Blvd., Suite 100
                        Hopkins MN 55305

                 SPECIAL MEETING OF STOCKHOLDERS
                   ____________________, 2001

           NOTICE OF MEETING AND INFORMATION STATEMENT

                WE ARE NOT ASKING YOU FOR A PROXY
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     Notice is hereby given that a Special Meeting of the Stockholders of Future Technologies, Inc. ("Company") has been called by the Board of Directors and will be held at 9:30 a.m. Central time on April __, 2001, at 11900 Wayzata Blvd., Suite 100, Hopkins, MN. The Special Meeting was called to obtain stockholder approval for a proposal to amend the articles of incorporation to change the Company's name to SE Global Equities Corp. This Notice and Information Statement was first sent to stockholders on or about March ___, 2001.

OUTSTANDING SHARES AND VOTING RIGHTS

     Record Date. Stockholders of record at the close of business on March 16, 2001, are entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     Shares Outstanding. As of March 16 a total of 14,371,029 shares of the Company's common stock were outstanding and entitled to vote at the Special Meeting. The common stock is the only class of stock entitled to notice of and to vote at the Special Meeting.

     Voting Rights and Procedures. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. The Company's Bylaws and Minnesota law require the presence, in person or by proxy, of a majority of the outstanding shares entitled to vote to constitute a quorum to convene the Special Meeting. Further, the affirmative vote of a majority of the outstanding shares of common stock is required to approve the proposed change in the Company's name.

PROPOSED NAME CHANGE

     On February 22, 2001, the board of directors adopted a resolution to approve an amendment to the Company's articles of incorporation to change its name to "SE Global Equities Corp." The name change was approved by the board of directors to more closely identify the Company with its operating subsidiary, SE Global Equities, Inc. The exact proposal is to amend Article I of the Company's articles of incorporation by deleting all of
Article I and inserting the following provision in lieu thereof:

                         ***************
                            ARTICLE I
                              NAME

     The name of this corporation shall be SE Global Equities Corp.

                         ***************

     The Board of Directors recommends approval of the proposal. Capital Alliance Group Inc., is the holder of record of 12,073,578 shares of common stock, or 84% of the outstanding shares, and has indicated its intention to vote in favor of the proposal. Consequently, the Company is not soliciting proxies for the Special Meeting.

     The name change will take effect on _____________________, 2001. Upon effectiveness of the name change, certificates for shares of the Company's common stock issued under its former name will continue to represent the same interest in the Company under the new name. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR COMPANY STOCK CERTIFICATES, ALTHOUGH STOCKHOLDERS MAY EXCHANGE THEIR CERTIFICATES IF THEY WISH.
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

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     The following table sets forth as of March 16, 2001, the
number and percentage of the 14,371,029 outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group and (iv) each person who, to the knowledge of the Company is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address                         Common Shares      Percent of Class

Capital Alliance Group Inc. (1)(3)        12,073,578          84.01
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

Toby Chu (1)(2)                           12,073,578          84.01
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

Charles Chen (2)                             -0-               -0-
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

Ken Lee (2)                                  -0-               -0-
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

Sukanya Prachuabmoh (2)                      -0-               -0-
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

Dave Richardson (2)                         16,667            0.12
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

Prithep Sosothikul (2)                       -0-               -0-
12th Floor - 777 West Broadway
Vancouver, BC Canada V5Z 4J7

All officers and directors              12,090,245           84.13
  as a Group (6 persons)

(1) Toby Chu is an officer, director and principal stockholder of Capital Alliance Group Inc., and may be deemed to have shared voting and investment power with respect to the shares held by it.

(2) These persons are all of the officers or directors of the Company. They became officers and directors as a result of a change in control of the Company described in the following footnote.

(3) On February 21, 2001, the Company issued 12,873,944 shares of restricted common stock to the shareholders of SE Global Equities, Inc., a Cayman Islands corporation ("SEG") and majority owned subsidiary of Capital Alliance Group, Inc., of Vancouver, Canada ("CAG"), in exchange for all of the capital shares of SEG held by its shareholders. As a result of the transaction, CAG acquired 12,073,578 shares of the Company's common stock, or approximately 84.01% of the 14,371,029 shares of common stock now outstanding. As a result of the transaction, the former director of the Company resigned in favor of the appointment of the persons listed in the table as directors.

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